CONSENT OF SAMUEL KLEIN AND COMPANY, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of IDM Environmental Corp. for the registration of 7,000,000 shares of its common stock and to the incorporation by reference therein of our report dated April 4, 1997, with respect to the consolidated financial statements of IDM Environmental Corp. included in its Annual Report on Form 10-K, and amendments no. 1 and 2 thereto, for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                           SAMUEL KLEIN AND COMPANY


                                           /s/ Samuel Klein and Company
                                           -------------------------------------


Newark, New Jersey
November 19, 1997